ABeam Consulting

MASTER SERVICES AGREEMENT

This Master Services Agreement (this "Agreement") is made as of April 2, 2025 ("Effective Date") by and between ABeam Consulting (USA) Ltd. ("ABeam Consulting"), a Delaware corporation, having its principal place of business at 222 West Las Colinas Boulevard, Suite 2150N, Irving, Texas 75039 and Millennium EBS Inc., a New Jersey corporation, having its principal place of business at 100 Overlook Center, 2nd FL., Princeton NJ 08540.

1. General Definitions and Precedence.

a) "Client" means Millennium EBS, a New Jersey corporation, and for purposes of the license granted in Paragraph 5 (License and Ownership) below herein, includes all corporations or other business entities controlled by, controlling, or under common control with Millennium EBS, all predecessors, and all successors in interest. "Control" means direct or indirect ownership, profits, voting or similar interest (including any right or option to obtain such an interest) representing at least fifty percent (50%) of the total interests in such corporation or other business entity.

b) "Days" (whether or not capitalized) means calendar days unless otherwise specified, provided that if a deadline falls on a Saturday, Sunday or holiday, it shall be extended until the following regular business day.

c) "Intellectual Property Rights" means any rights under patent, copyright, trade secret, trademark or similar laws throughout the world.

d) Where a conflict exists between this Agreement and the terms of any engagement letter, proposal or statement of work (collectively, the "Work Order"), this Agreement shall prevail. Notwithstanding the immediately preceding sentence, in the event that the Work Order expressly provides that certain provisions therein shall take priority over specified provisions of this Agreement, then, to the extent that such provisions of the Work Order conflict or are inconsistent with this Agreement, such provisions of the Work Order shall take priority.

2. Services.

ABeam Consulting and its permitted subcontractor(s) pursuant to Paragraph 13 (f) below (the "Subcontractor(s)") will provide Client with services described in the Work Order (the "Services"). ABeam Consulting's services may include advice and recommendations, but all decisions in connection with the implementation of such advice and recommendations shall be the responsibility of, and made by, Client.

3. Payment of Invoices.

a) Client shall compensate ABeam Consulting for the Services and extra charges as set out in the relevant Work Order.

b) ABeam Consulting shall invoice Client monthly as set out in the Work Order for the Services performed and expenses incurred by ABeam Consulting (including, but not limited to, all reasonable travel, meal, accommodation and per-diem expenses) in accordance with ABeam Consulting's policies as they exist from time to time. ABeam Consulting's invoices are due and payable within 60 days from receipt. Invoices for which payment is not received by the due date of the invoice date shall accrue interest at a rate equal to the lesser of: (i) one and one-half percent (1.5%) per month (calculated on a daily basis); or (ii) the highest rate allowed by law, in each case compounded monthly to the extent allowable by law. Client shall also be liable for all costs of collection of any delinquency, including any and all collection fees, reasonable attorneys' fees and court costs.

c) Without limiting its rights or remedies, ABeam Consulting shall have the right to suspend or terminate entirely the Services if the payment is not received within thirty (30) days of the invoice date.

d) Client shall pay all taxes payable in relation to the Services in accordance with the applicable tax laws. If Client is required by law to make any deduction or to withhold from any sum payable to ABeam Consulting by Client hereunder, then the sum payable by Client upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, ABeam Consulting receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount ABeam Consulting would have received and retained in the absence of such required deduction or withholding.

e) Should Client dispute a portion of an invoice, Client shall pay the undisputed portion and ABeam Consulting's acceptance of such partial payment shall not waive any of its rights as to the remaining balances nor in any way constitute accord and satisfaction.

4. Term.

a) This Agreement shall be effective on the Effective Date and shall remain in force unless otherwise terminated as provided herein; provided, however, this Agreement shall continue to remain in effect with respect to any Work Order until such Work Order is itself terminated or performance thereunder is completed.

b) Either party may terminate this Agreement or a Work Order for material breach of this Agreement or such Work Order by giving the breaching party thirty (30) days written notice; provided that the breaching party shall have the right to rectify the breach within the notice period. If this Agreement or the Work Order is terminated for material breach, the breaching party shall immediately lose the benefit of due date and shall pay any debts owed to the other party.

c) Either party may terminate this Agreement or a Work Order upon the occurrence of the following events to the other party: (i) for gross negligence or an act of bad faith; (ii) for a declaration of or an application for bankruptcy, corporate reorganization, corporate rearrangement, special liquidation or civil rehabilitation proceedings; (iii) for suspension of payment or suspension of a transaction by a bill clearinghouse; or (iv) for a petition for provisional attachment, attachment, provisional disposition or auction, or disposal for failure to pay taxes. Upon such termination, all debts that the party which caused the termination owes to the other party shall be accelerated and become immediately repayable.

d) Notwithstanding the provisions of Subparagraphs 4a), 4b) and 4c) above, this Agreement or the Work Order may be terminated by either party at any time with or without cause by giving written notice to the other party not less than thirty (30) days before the effective date of termination, provided that each other Work Order(s), if any, entered into pursuant to this Agreement prior to such termination shall remain in full force and effect in accordance with its provisions. The provisions of this Agreement will continue to apply in respect of each such other Work Order(s) until the expiration or termination of each such other Work Order(s).

5. License and Ownership.

a) ABeam Consulting Technology. ABeam Consulting has created, acquired or otherwise has rights in, and may, in connection with the performance of the Services, employ, provide, modify, create, acquire or otherwise obtain rights in, various concepts, ideas, methods, methodologies, procedures, processes, know-how, techniques, models, templates, the generalized features of the structure, sequence and organization of software, user interfaces and screen designs, general purpose consulting and software tools, utilities and routines, and logic, coherence and methods of operation of systems (collectively, the "ABeam Consulting Technology").

b) Ownership of Deliverables. For the purposes of this Agreement, "Deliverables" means all work product first created by ABeam Consulting for delivery to Client in connection with the Services, but shall not include any third-party software or related documentation licensed directly to Client from a third party, or any modifications or enhancements thereto or derivatives thereof. ABeam Consulting shall retain all rights, title and interest in and to the Deliverables, and it hereby grants to Client a non-exclusive, royalty-free, non-transferable license to use the Deliverables and any ABeam Consulting Technology contained in the Deliverables for Client's internal business purposes. The rights granted to Client in this Subparagraph 5b) are contingent upon Client's full and final payment to ABeam Consulting hereunder.

c) Ownership of ABeam Consulting Property. To the extent that ABeam Consulting uses any of its intellectual or other properties in connection with the performance of the Services, ABeam Consulting shall retain all rights, titles and interests in and to such properties including, without limitation, ideas, concepts, know-how, methodologies, procedures systems, and techniques, and, except for the license expressly granted in this Paragraph 5, Client shall acquire no rights, titles or interests in or to such properties.

d) Third-Party Intellectual Property Rights. Except as otherwise stated in a Work Order, Client shall have sole responsibility for obtaining any Intellectual Property Rights of third parties necessary to enable the parties to produce and exploit the Deliverables or Services or otherwise perform their obligations under this Agreement and Work Orders. Before commencing, or authorizing commencement of, commercial production, marketing, use or distribution of any products or services based on the Deliverables, Client shall provide ABeam Consulting, at ABeam Consulting's request, with a report showing the clearance of all Intellectual Property Rights on which Deliverables and Services may be based. Client shall indemnify and hold harmless ABeam Consulting (as well as any others acting by or under authority of ABeam Consulting) for any loss, liability, damage, or expense (including court costs and attorneys' fees) arising out of, and Client shall at its own expense defend or settle, any cause of action or proceeding brought against ABeam Consulting (as well as any others acting by or under authority of ABeam

Consulting) that is based on a claim of infringement of Intellectual Property Rights of third parties arising in connection with Deliverables or Services or by virtue of the performance of ABeam Consulting's obligations under this Agreement and Work Orders.

e) Ownership of Millennium EBS Intellectual Property. Millennium EBS retains all rights, title, and interest in and to its pre-existing proprietary software, including but not limited to the Payment Hub, and any enhancements, modifications, derivative works, or improvements thereto (collectively, "Millennium EBS IP"). Nothing in this Agreement shall be construed as transferring, assigning, or granting any rights to ABeam Consulting in Millennium EBS IP, except to the extent necessary for ABeam Consulting to perform the Services. Any Deliverables created by ABeam Consulting that incorporate or are derived from Millennium EBS IP shall be owned exclusively by Millennium EBS. ABeam Consulting agrees to execute any necessary documents to ensure Millennium EBS retains full ownership of its IP.

6. Confidentiality.

a) "Confidential Information" means any proprietary information, technical data, trade secrets or know-how of the parties, including, but not limited to, the details of the Services; price information of the Services; the terms of this Agreement and a Work Order; information or material proprietary to or deemed to be proprietary to the disclosing party; information designated as confidential by the disclosing party; information acquired by the receiving party solely by virtue of provision of the Services; trade secrets; research, product plans, products, services, client lists and clients, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to a party either directly or indirectly in writing, orally or by drawings or observation. The disclosing party acknowledges and agrees that the Confidential Information shall be: (i) disclosed in writing or other tangible form and labeled as confidential or proprietary; or (ii) disclosed orally or visually, identified as confidential when disclosed and confirmed in writing within thirty (30) days of disclosure.

b) To the extent that, in connection with this Agreement or a Work Order, each party comes into possession of Confidential Information, each party agrees to use the Confidential Information of the other party solely for the purposes of this Agreement, and will not disclose such Confidential Information to any third party without the other party's consent. Each party shall maintain the Confidential Information of the other party in confidence using at least the same degree of care as it employs in maintaining in confidence its own proprietary and confidential information. Upon the completion of the Services, each party shall return or destroy, at its option, all Confidential Information of the other party which such party no longer requires for its business purposes in conformity with this Agreement. The obligations of each party under this Paragraph 6 with respect to Confidential Information shall terminate on the second (2nd) anniversary of the completion of the Services based upon the applicable Work Order.

c) Confidential Information shall not include information which: (i) shall have otherwise become publicly available other than as a result of disclosure by the receiving party in breach hereof; (ii) was disclosed to the receiving party on a nonconfidential basis from a source other than the disclosing party, which the receiving party believes is not prohibited from disclosing such information as a result of an obligation in favor of the disclosing party; (iii) is developed by the receiving party independently of, or was known by the receiving party prior to, any disclosure of such information made by the disclosing party; or (iv) is disclosed with the written consent of the disclosing party. The receiving party may also disclose Confidential Information to the extent required by an order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, summons or other administrative or legal process, or by applicable regulatory or professional standards, or in connection with any judicial or other proceedings involving ABeam Consulting and Client relating to ABeam Consulting's Services for Client or this Agreement.

7. Limitation on Warranties.

a) **THIS IS A SERVICE ENGAGEMENT. ABEAM CONSULTING USES COMMERCIALLY REASONABLE EFFORTS TO PERFORM THE SERVICES IN GOOD FAITH AND IN A PROFESSIONAL MANNER. ALL SERVICES AND DELIVERABLES PROVIDED UNDER WORK ORDERS ARE PROVIDED "AS IS" AND DESCRIPTIONS OR SPECIFICATIONS OF SERVICES AND DELIVERABLES SHALL CONSTITUTE PROJECT OBJECTIVES, NOT EXPRESS WARRANTIES. ABEAM CONSULTING DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.**

b) The parties expressly acknowledge and agree that the dates contained in a Work Order are not firm performance dates, and may be revised during the term of the Work Order and are only to be regarded as estimated dates for the tasks and activities as of the date of the Work Order. Nonetheless, ABeam Consulting agrees to use reasonable efforts to meet such dates. Notwithstanding any other provisions of this Agreement or the applicable Work Order,

if ABeam Consulting uses reasonable efforts but is unable to meet such dates, it shall not be considered to have defaulted in its obligations hereunder or the Work Order. ABeam Consulting agrees to notify Client promptly in writing if it expects or encounters any delays.

c) Both parties shall be under a duty to mitigate any damages or loss suffered or incurred as a result of any breach of this Agreement by the other party.

8. Limitation on Damages and Actions.

a) Client agrees that ABeam Consulting, its affiliates, agents and subcontractors, and each of their partners, principals or other personnel (collectively, "ABeam Consulting Parties") shall not be liable for any actions, damages, claims, liabilities, costs, expenses, or losses in any way arising out of or relating to the Services for an aggregate amount in excess of the fees paid by Client to ABeam Consulting under the relevant Work Order. Notwithstanding the foregoing, in no event shall ABeam Consulting Parties have any liability for damages suffered by Client, or persons claiming by or through Client, arising out of or in connection with the software recommended by ABeam Consulting including, without limitation, any damages arising out of (i) the use or failure of software recommended or installed by ABeam Consulting or (ii) the failure of any software recommended or installed by ABeam Consulting to meet the expectations of Client or to perform as represented.

b) In no event shall ABeam Consulting, its affiliates, agents or subcontractors or any of their partners, principals, directors, officers or other personnel be liable for consequential, special, indirect, incidental, punitive or exemplary damages, costs, expenses, or losses (including, without limitation, lost profits and opportunity costs) nor shall they be liable for any claim or demand against Client by any third party. The provisions of this Paragraph 8 shall apply regardless of the form of action, damage, claim, liability, cost, expense, or loss, whether in contract, statute, tort (including, without limitation, negligence), or otherwise. Further, ABeam Consulting Parties shall not be responsible to Client for any damages caused by any third party.

c) No action, regardless of form, arising under or relating to this Agreement or any Work Order, may be brought by either party more than one (1) year after the cause of action has occurred, except for non-payment of any invoice.

9. Cooperation.

a) In addition to Client's responsibilities as set out in the Work Order, Client shall cooperate with ABeam Consulting in the performance of the Services, including, without limitation, providing ABeam Consulting with reasonable facilities and timely access to data, information and personnel of Client. Client shall be responsible for the performance of its employees and agents and for the accuracy and completeness of all data and information provided to ABeam Consulting. Client acknowledges and agrees that ABeam Consulting's performance is dependent upon the timely and effective satisfaction of Client's responsibilities hereunder and under the Work Order and timely decisions and approvals of Client in connection with the Services. ABeam Consulting shall be entitled to rely on all decisions and approvals of Client.

b) Client grants ABeam Consulting a license to use, reproduce, modify and adapt any of Client's existing systems and software owned by or licensed to Client as is required for the delivery by ABeam Consulting of the Services under this Agreement.

c) Client warrants that the license granted under Subparagraph 9b) above will not infringe the Intellectual Property Rights of any person(s).

d) The parties indemnify each other against any liability arising from or in connection with any demand, claim, or action brought or made against ABeam Consulting based on an allegation that the license granted under Subparagraph 9b) above infringes the Intellectual Property Rights of any person(s).

e) The parties shall confer monthly, or at other times specified in the Work Order, regarding the progress of the work required under each Work Order, any anticipated problems (resolved or unresolved), and any indication of delay in fixed or tentative schedules.

10. Non-Exclusivity.

This Agreement shall not preclude or limit in any way the rights of ABeam Consulting: (i) to provide consulting or other services of any kind or nature whatsoever to any individual or entity as ABeam Consulting in its sole discretion deems appropriate; or (ii) to develop for itself or for others, materials that are the same or competitive with those produced as a result of the Services, irrespective of their similarity to the Deliverables. Any proprietary methods or materials developed specifically for Client will not be used in engagements with direct competitors,

11. Non-Solicitation.

During any period in which Services are being performed under this Agreement and for a period of one (1) year thereafter, neither party shall directly or indirectly employ, solicit or retain the services of, the personnel of the other party, who are involved in the receipt or the provision of the Services under this Agreement, either for its own benefit or the benefit of any third party.

12. Variation.

If: (i) the parties agree to change or extend the scope of the Services; or (ii) ABeam Consulting is required to perform additional services because of a failure or delay by Client in performing its obligations under this Agreement; then a Work Order shall be varied to include such additional services as agreed or as required by ABeam Consulting. ABeam Consulting shall be entitled to charge, and Client shall pay, an additional fee as agreed between the parties, or in the absence of such agreement, calculated on a time basis in accordance with the standard ABeam Consulting rates applying at the time such additional services are performed. Any such additional services performed by ABeam Consulting shall be governed by the provisions of this Agreement.

13. Other Terms.

a) Force Majeure. ABeam Consulting shall not be liable for any delays or other non-performance resulting from circumstances or causes beyond its reasonable control, including, without limitation, acts or omissions or the failure to cooperate by any third party (other than ABeam Consulting's Subcontractors), fire or other casualty, act of God, strike or labor dispute, regional conflict, rebellion, insurrection, revolution, riots, civil commotions, war or other violence, plague such as severe acute respiratory syndrome (SARS) and bird flu or other epidemics, or any law, order or requirement of any governmental agency or authority.

b) Independent Contractor. Each party is an independent contractor, and neither party is, nor shall represent itself to be, an agent, partner, fiduciary, joint venturer, co-owner or representative of the other.

c) Survival. Paragraphs 3 (Payment of Invoices), 5 (License and Ownership), 6 (Confidentiality), 7 (Limitation on Warranties), 8 (Limitation on Damages and Actions), 10 (Non-Exclusivity), 11 (Non-Solicitation), 12 (Variation) and 13 (Other Terms) shall survive the termination of this Agreement.

d) Notices. All notices under this Agreement or an applicable Work Order shall be: (i) in writing; and (ii) delivered by hand, or by registered mail, email, or by facsimile to the representatives of the parties at the addresses set forth in the Work Order (unless changed by either party upon notice to the other party). Notices will be deemed to be given: (i) in the case of hand delivery, or registered mail, upon written acknowledgement of receipt by an officer or other duly authorized employee, agent or representative of the receiving party; and (ii) in the case of facsimile, upon proof of completion of transmission.

e) Assignment. Except as provided below, neither party may assign, transfer or delegate any of the rights or obligations under this Agreement or a Work Order (including, without limitation, interests or claims relating to this Agreement) without the prior written consent of the other party. ABeam Consulting may, upon notice to Client, subcontract or delegate its obligations and responsibilities under a Work Order to its related affiliated and non-affiliated entities; provided, however, that ABeam Consulting shall not be relieved of its obligations thereunder. Notwithstanding the foregoing, either party may assign this Agreement or a Work Order, without the consent of the other party, to an entity that has acquired all or substantially all of the assigning party's assets as a successor to the business. This Agreement shall, subject to this Paragraph 13f), apply to and bind the respective heirs, successors, executors, administrators and permitted assigns of ABeam Consulting and Client.

f) Required Approvals. Where agreement, approval, acceptance, or consent by either party is required by any provision of this Agreement or a Work Order, such action shall not be unreasonably delayed or withheld.

g) Compliance with Law. Each party agrees to comply with all applicable laws, regulations, and ordinances relating to their performance hereunder and under Work Orders. The parties agree to cooperate with each other in their efforts to obtain available protection for any Intellectual Property Rights and Confidential Information under foreign laws and to secure such certifications, registrations or licenses as may be appropriate for the protection of the same in any foreign country. Neither party will knowingly export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations) produced or provided under this Agreement or a Work Order, or export or re-export, directly or indirectly, any direct product of such technical data, including software, to a destination to which such export or re-export is restricted or prohibited by U.S. or non-U.S. law, without obtaining prior authorization from U.S. Department of Commerce and other competent government authorities to the extent required by those laws.

h) Waiver. The failure of either party to insist upon strict performance of any of the provisions contained in this Agreement or a Work Order shall not constitute a waiver of its rights as set forth in this Agreement or such Work

Order, at law or in equity, or a waiver of any other provisions or subsequent default by the other party of any of the terms or conditions in this Agreement.

i) Entire Agreement. This Agreement, including any Work Order and Exhibits, constitutes the entire agreement between ABeam Consulting and Client with respect to the subject matter contained herein and supersedes all other oral and written representations, understandings or agreements relating to the Services, and may not be amended except by a written agreement signed by the parties.

j) Governing Law and Dispute Resolution. This Agreement and all matters relating to the Services (whether in contract, statute, tort (including, without limitation, negligence) or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the choice of law principles thereof). Any dispute or claim arising directly or indirectly out of or relating in any way to this Agreement which cannot be resolved by the parties shall be submitted to the personal jurisdiction of the state and federal courts located in Texas.

k) Severability. If any provision of this Agreement or a Work Order is found by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall not affect other provisions, but such unenforceable provision shall be deemed modified to the extent necessary to render it enforceable, preserving to the fullest extent permissible the intent of the parties set forth in this Agreement. The parties will work in good faith to replace any unenforceable provision with terms that closely reflect their original intent.

IN WITNESS WHEREOF, the parties have caused this Master Services Agreement to be executed and entered into by their respective duly authorized representatives as of the date written below.

SIGNED FOR AND ON BEHALF OF
ABeam Consulting (USA) Ltd.

署名者:

SIGNATURE: Shellie Ferguson
2098558156434CB...

PRINTED NAME: Shellie Ferguson

TITLE: Director

DATE: 4/4/2025 | 8:20 AM PDT

SIGNED FOR AND ON BEHALF OF
Millennium EBS Inc.

Signed by:

SIGNATURE: Shinto J. Matthew
DCDB6ACCE6E0443...

PRINTED NAME: Shinto J. Matthew

TITLE: President

DATE: 4/4/2025 | 9:55 AM PDT